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                                                                     EXHIBIT 1.1

                             CHICOPEE BANCORP, INC.
                          (a Massachusetts Corporation)
                             Up to 8,199,074 Shares
                  (Subject to Increase Up to 9,428,935 Shares)

                           COMMON STOCK (No Par Value)
                       Subscription Price $10.00 Per Share

                                AGENCY AGREEMENT

                                  May 15, 2006

Ryan Beck & Co., Inc.
18 Columbia Turnpike
Florham Park, New Jersey 07932

Ladies and Gentlemen:

         Chicopee Bancorp, Inc., a Massachusetts corporation (the "Company"), and Chicopee Savings Bank, a Massachusetts-chartered savings bank in mutual form (the "Bank") (references to the "Bank" include the Bank as a Massachusetts-chartered savings bank in mutual form and as a Massachusetts-chartered savings bank in stock form, as indicated by the context, and together with the Company, the "Primary Parties"), hereby confirm, jointly and severally, their agreement with Ryan Beck & Co., Inc. (the "Agent"), as follows:

         1. THE OFFERING. On October 27, 2005, the Board of Trustees of the Bank
            ------------
adopted a Plan of Conversion (the "Plan"), which provides for the conversion of the Bank from a Massachusetts-chartered savings bank in mutual form to a Massachusetts-chartered savings bank in stock form (the "Conversion"), the reorganization of the Bank into a holding company structure, and the issuance of all of the Bank's outstanding Common Stock, as defined below, to the Company (together with the Conversion and the Offering or Conversion Offerings, as defined below, the "Reorganization"). Upon completion of the Reorganization, the Bank will be a wholly-owned subsidiary of the Company. The Reorganization will be accomplished pursuant to applicable federal law, Massachusetts law and the rules and regulations of the Massachusetts Division of Banks (the "Division"), the Federal Deposit Insurance Corporation (the "FDIC"), and the Federal Reserve Board (the "FRB"). The Company is offering up to 8,199,074 shares (the "Shares" or "Conversion Shares") of common stock, no par value per share (the "Common Stock") (subject to an increase up to 9,428,935 shares), in (i) a subscription offering (the "Subscription Offering"), and, if necessary; (ii) a direct community offering (the "Direct Community Offering"); and (iii) a syndicated community offering (the "Syndicated Community Offering"), in connection with the Reorganization. The Plan also provides that the Company shall contribute 8.0% of the shares of Common Stock sold in the Offering (the "Charitable Shares") to a charitable foundation to be established by the Bank ("Charitable Foundation").

         Upon the completion of the Subscription Offering, Community Offering, and Syndicated Community Offering (collectively, the "Conversion Offerings" or "Offering"), the purchasers of Shares in the Conversion Offerings will own 92.6% of the outstanding Common Stock of the Company, the Charitable Foundation will own 7.4% of the outstanding Common Stock of the

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Company. The Company will issue the Shares at a purchase price of $10.00 per share (the "Purchase Price"). If the number of Conversion Shares is increased or decreased in accordance with the Plan, the term "Shares" or "Conversion Shares" shall mean such greater or lesser number, where applicable.

         In the Subscription Offering, non-transferable rights to subscribe for between 6,060,185 and 8,199,074 shares (subject to an increase up to 9,428,935 shares) of the Common Stock ("Subscription Rights") will be granted, in the following order of priority: (1) the Bank's depositors with account balances of at least $50.00 as of the close of business on October 8, 2004 ("Eligible Account Holders"); (2) the Bank's depositors with account balances of at least $50.00 as of the close of business on January 31, 2006 ("Supplemental Eligible Account Holders"); (3) the Bank's tax-qualified employee stock ownership plan; and (4) the Bank's employees, officers, trustees and corporators who are not Eligible Account Holders or Supplemental Eligible Account Holders, subject to the priorities and purchase limitations set forth in the Plan ("Other Members"). The Company may offer shares of Common Stock for which subscriptions have not been received in the Subscription Offering in the Community Offering to members of the general public, with preference given to natural persons residing in Hampton County, Massachusetts and the municipalities of Belchertown, Granby and South Hadley, Massachusetts. In the event a Community Offering is held, it may be held at any time during or immediately after the Subscription Offering. Depending on market conditions, shares not subscribed for in the Subscription Offering or purchased in the Community Offering may be offered in the Syndicated Community Offering to selected members of the general public through a syndicate of registered broker-dealers managed by the Agent ("Assisting Brokers") which are members of the National Association of Securities Dealers, Inc. ("NASD").

         It is acknowledged that the number of Shares to be sold in the Offering may be increased or decreased as described in the Prospectus (as hereinafter defined); that the purchase of Shares in the Offering is subject to maximum and minimum purchase limitations as described in the Prospectus; and that the Company may reject, in whole or in part, any subscription received in the Community Offering and Syndicated Community Offering.

         The Company has filed with the U.S. Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (File No. 333-132512) in order to register the Shares and the Charitable Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto as have been required to the date hereof (the "Registration Statement"). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the regulations of the Commission under the 1933 Act differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

         In accordance with Chapter 168, Section 34E of the Massachusetts General Laws, Chapter 33 of the Massachusetts Administration Code, and 12 C.F.R. ss. 303.161 (the "Conversion Regulations"), the Bank has filed with the Division and with the FDIC an

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Application for Conversion (the "Conversion Application"). In connection with the Reorganization, the Company filed with the FRB an application on Form FRY-3 (the "BHC Application," and together with the Conversion Application, the "Applications") for approval, pursuant to Section 3(a)(1) of the Bank Holding Company Act of 1956, as amended (the "BHC Act"), for the Company to become a bank holding company with respect to the Bank.

         Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus dated May 15, 2006 of the Company to be used in the Subscription Offering and Community Offering (if any), and, if necessary, will deliver copies of the Prospectus and any prospectus supplement for use in a Syndicated Community Offering and/or Public Offering, as defined in the Prospectus (as hereinafter defined).

         2. APPOINTMENT OF AGENT. Subject to the terms and conditions of this
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Agreement, the Primary Parties hereby appoint Agent as financial advisor and selling agent to consult with and to advise and assist the Primary Parties with respect to the sale of the Conversion Shares in the Conversion Offerings.

         On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of, this Agreement the Agent accepts such appointment and agrees to consult with and advise the Company and the Bank as to the matters set forth in the letter agreement ("Letter Agreement"), dated October 31, 2005, between the Bank and Agent (a copy of which is attached hereto as Exhibit A). It is acknowledged by the Primary Parties that the Agent shall not be obligated to purchase any Shares and shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order. Except as provided in the last paragraph of this Section 2, the appointment of the Agent hereunder shall terminate upon consummation of the Offering.

         If selected broker-dealers are used to assist in the sale of Conversion Shares in the Syndicated Community Offering, the Primary Parties hereby, subject to the terms and conditions of this Agreement, appoint the Agent to manage such broker-dealers in the Syndicated Community Offering. On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of, this Agreement, the Agent accepts such appointment and agrees to manage the selling group of broker-dealers in the Syndicated Community Offering.

         The Agent agrees to make available to the Company for a period of one year following the consummation of the Offering its Strategic Advisory Services ("STARS") program. If the Bank elects to participate in the STARS program, the Agent will meet with the Bank at its request and will render general advice on the financial matters listed in Section 9 of the Letter Agreement (but not including (i) any in-depth merger and acquisition analyses or studies which are available under the Agent's normal fee schedule, or (ii) advice with respect to a specific acquisition transaction by, or sale of, the Bank or the Company). If the Company elects to participate in the STARS program, the Agent will waive the regular retainer fee and hourly charges for the first one-year period. The Company would be required, however, to reimburse the Agent for its reasonable out-of-pocket expenses incurred in conjunction with the performance of these services. Such out-of-pocket expenses include travel, legal and other miscellaneous expenses. The Agent would not be permitted to incur any single expense in excess of $1,000

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pursuant to this paragraph without the prior approval of the Company. If negotiations for a transaction conducted during the one-year period result in the execution of a definitive agreement and/or consummation of a transaction for which the Agent customarily would be entitled to a fee for its advisory or other investment banking services, the Agent shall receive a contingent advisory fee in accordance with the terms of a separate engagement letter to be entered into with respect to such transaction. Nothing in this Agreement shall require the Company to obtain such financial advisory services from the Agent. After the completion of such one-year period, if the parties wish to continue the relationship, a fee will be negotiated and an agreement with respect to specific advisory services will be entered into at that time.

         3. REFUND OF PURCHASE PRICE. In the event that the Offering is not
            ------------------------
consummated for any reason, including but not limited to the inability to sell the Conversion Shares during the Offering (including any permitted extension thereof), this Agreement shall terminate and any persons who have subscribed for any of the Conversion Shares shall have refunded to them the full amount which has been received from such person, together with interest, if applicable, at the Bank's current passbook savings rate, from the date payment is received to the date said refund is made as provided in the Prospectus. Upon termination of this Agreement, neither the Agent nor the Primary Parties shall have any obligation to the other except that (i) the Primary Parties shall remain liable for any amounts due pursuant to Sections 4, 8, 10 and 11 hereof, unless the transaction is not consummated due to the breach by the Agent of a warranty, representation or covenant; and (ii) the Agent shall remain liable for any amount due pursuant to Sections 10 and 11 hereof, unless the transaction is not consummated due to the breach by the Primary Parties of a warranty, representation or covenant.

         4. FEES. In addition to the expenses specified in Section 8 hereof, as
            ----
compensation for the Agent's services under this Agreement, the Agent has received or will receive the following fees from the Primary Parties:

        (a) An advisory and administrative services fee in the amount of $25,000, of which $20,000 has been paid prior to the date hereof and the remaining $5,000 shall be payable at the Closing Date.

        (b) A sales fee equal to 1.00% of the aggregate Purchase Price of the Conversion Shares sold in the Offering, other than those Shares sold pursuant to subparagraph C. below. No fee shall be payable pursuant to this subsection in connection with the sale of Shares to officers, directors, employees or immediate family members (which term includes spouses, parents, siblings and children who live in the same house as the officer, director or employee) of such persons and qualified and non-qualified employee benefit plans of the Company and the Bank and the Charitable Shares to be issued to the Charitable Foundation.

        (c) A fee equal to 6.00% of the aggregate Purchase Price of the Conversion Shares sold by the Agent in any Syndicated Community Offering which fee along with the fee payable directly by the Company to assisting brokers (including Ryan
                  Beck) will not exceed 6.00% in the aggregate. Assisting Brokers will not be utilized without the prior approval of the Primary Parties, and it is agreed that Agent will manage the Assisting Brokers in the Syndicated Offering.

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         In the event of a Syndicated Offering, the Company, in consultation with the Agent, shall be authorized to determine which NASD member firms participate in the Syndicated Offering and the extent of their participation. The Agent shall not commence sales of Common Stock through members of the selling group of broker-dealers without the specific prior approval of the Company.

         In the event that the Company is required to resolicit subscribers for Shares in the Subscription and Community Offering and the Agent is required to provide significant additional services in connection with such a resolicitation, the Primary Parties and the Agent shall mutually agree to the dollar amount of additional fees due to the Agent, if any. Until any agreement called for by this paragraph is reached, the Agent shall not accrue expenses relating to any resolicitation in an amount that would cause the total expenses incurred by the Agent to be greater than as set forth in Section 8 hereof without the prior written consent of the Company or the Bank, which consent shall not be unreasonably withheld.

         If this Agreement is terminated in accordance with the provisions of Sections 3, 9, or 13, and the sale of Shares is not consummated, the Agent shall not be entitled to receive the fee set forth in Sections 4(a)-(c), but the Agent will retain the advisory and administrative services fee already earned of $20,000 and the Primary Parties will reimburse the Agent for its reasonable expenses pursuant to Section 8.

         5. CLOSING. If the minimum number of Conversion Shares required to be
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sold in the Offering on the basis of the most recently updated Appraisal (as defined in Section 6(k)) are subscribed for at or before the termination of the Offering, and the other conditions to the completion of the Offering are satisfied, the Company agrees to issue the Shares on the Closing Date (as hereinafter defined) against payment therefore by the means authorized by the Plan and to deliver certificates evidencing ownership of the Conversion Shares in such authorized denominations and registered in such names as may be indicated on the subscription order forms directly to the purchasers thereof as promptly as practicable after the Closing Date. The Closing shall be held at the offices of special counsel to the Primary Parties, or at such other place as shall be agreed upon among the Primary Parties and the Agent, at 10:00 a.m., Eastern Standard Time, on the business day selected by the Company which business day shall be no less than two business days following the giving of prior notice by the Company to the Agent or at such other time as shall be agreed upon by the Primary Parties and the Agent. At the Closing, the Primary Parties shall deliver to the Agent by wire transfer in same-day funds the commissions, fees and expenses owing as set forth in Sections 4 and 8 hereof and the opinions required hereby and other documents to be delivered on the Closing Date as set forth in this Agreement shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus; provided, however, that all out-of-pocket expenses to which the Agent is entitled under Section 8 hereof shall be due and payable upon receipt of the Company or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent. The hour and date upon which the Company shall release the Conversion Shares for delivery in accordance with the terms hereof is referred to herein as the "Closing Date."

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         The Agent shall have no liability to any party for the records or other information provided by the Company and the Bank (or their agents) to the Agent for use in allocating the Shares.

         6. REPRESENTATIONS AND WARRANTIES OF THE PRIMARY PARTIES. The Primary Parties jointly and severally represent and warrant to the Agent that, except as disclosed in the Prospectus:

        (a) The Bank has and, as of the Closing Date, Company will have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares as provided herein and as described in the Prospectus, subject to the various limitations and required approvals described therein. Subject to the receipt of regulatory approval, the consummation of the Reorganization, the execution, delivery and performance of this Agreement and the Letter Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Bank and, as of the Closing Date, will have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been validly executed and delivered by the Company and the Bank, and is a valid, legal and binding obligation of the Company and the Bank, enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 10 and 11 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors' rights generally, or the rights of creditors of savings institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

        (b)       The Plan has been reviewed by the Division and the FDIC.

        (c) The Registration Statement was declared effective by the Commission on May 12, 2006, and no stop order has been issued with respect thereto and no proceedings therefore have been initiated or, to the knowledge of the Primary Parties, threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the 1933 Act and the regulations promulgated thereunder and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), any Blue

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                  Sky Application or any Sales Information (as such terms are defined in Section 10 hereof) authorized by the Primary Parties for use in connection with the Offering did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the Commission and at the Closing Date referred to in Section 5, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any Blue Sky Application or any Sales Information authorized by the Primary Parties for use in connection with the Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6(c) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use under the captions "Market for the Common Stock" and "The Conversion - Plan of Distribution and Marketing Arrangements" or written statements or omissions from any Blue Sky Application or any Sales Information, as defined below.

        (d) At the time of filing the Registration Statement relating to the offering of the Shares and at the date hereof, the Company was not, and is not, an ineligible issuer, as defined in Rule
                  405. At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h), the Company met the conditions required by Rules 164 and 433 for the use of a free writing prospectus. If required to be filed, the Company has filed any issuer free writing prospectus related to the offered Shares at the time it is required to be filed under Rule 433 and, if not required to be filed, will retain such free writing prospectus in the Company's records pursuant to Rule 433(g) and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Shares the Company will file or retain such free writing prospectus as required by Rule 433.

        (e) As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the "General Disclosure Package"), nor
                  (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the offered Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

                 (i) "Applicable Time" means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.

                 (ii) "Statutory Prospectus" as of any time, means the Prospectus relating to the offered Shares that is included in the Registration Statement relating to the offered Shares immediately prior to that time, including any document incorporated by reference therein.

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                 (iii) "Issuer-Represented Free Writing Prospectus" means any
                       "issuer free writing prospectus," as defined in Rule 433(h), relating to the offered Shares that is required to be filed with the Commission by the Company or required to be filed with the Commission. The term does not include any writing exempted from the definition of prospectus pursuant to clause (g) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173.

                 (iv) "Issuer-Represented General Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit B to this Agreement.

                 (v) "Issuer-Represented Limited-Use Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any "bona fide electronic road show," as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii) or otherwise, even though not required to be filed with the Commission.

        (f) Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the offered Shares or until any earlier date that the Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the offered Shares, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the offered Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.

        (g) The Conversion Application was approved by the Division on May 12, 2006 and by the FDIC on May 15, 2006. The Conversion Application did and will comply

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                  as to form in all material respects with the Conversion
                  Regulations and any other applicable rules and regulations of the Division and the FDIC (except as modified or waived by the Division or the FDIC, as applicable). At the time of the approval and at all times subsequent thereto until the Closing Date, the Conversion Application and the Prospectus (including any amendment or supplement thereto), did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (g) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use in Prospectus under the captions "Market for the Common Stock" and "The Conversion - Plan of Distribution and Marketing Arrangements" or written statements or omissions from any Blue Sky Applications or any Sales Information.

        (h) No order has been issued by the Division, the FDIC or the FRB, or any other state or federal regulatory authority, preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Reorganization is pending or, to the knowledge of the Primary Parties, threatened.

        (i) The Plan has been duly adopted by the Board of Trustees of the Bank. To the knowledge of the Primary Parties, no person has, or at the Closing Date will have, sought to obtain review of the final action of any state or federal regulatory authority in approving the Plan, the Conversion, the Reorganization, or the Applications, pursuant to the BHC Act or any other statute or regulation.

        (j) The Company has filed the BHC Application with the FRB and as of the Closing Date, the FRB will have approved the Company's acquisition of the Bank.

        (k) RP Financial, LC., which prepared the appraisal of the aggregate pro forma market value of the Bank on which the Offering was based (the "Appraisal"), has advised the Primary Parties in writing that it is independent with respect to each of the Primary Parties within the meaning of the Conversion Regulations.

        (l) Berry, Dunn, McNeil & Parker, which certified the financial statements filed as part of the Registration Statement, has advised the Primary Parties that it is, with respect to each of the Primary Parties, an independent certified public accountant under the 1933 Act and the regulations promulgated thereunder.

        (m) The financial statements and the notes thereto which are included in the Registration Statement and which are a part of the Prospectus present fairly the financial condition and retained earnings of the Bank as of the dates indicated and the results of operations and cash flows for the periods specified. The financial statements comply in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of

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                  the Commission and accounting principles generally accepted in the United States of America ("GAAP") applied on a consistent basis during the periods presented except as otherwise noted therein, and present fairly in all material respects the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

        (n)       Since  December  31, 2005,  other than as  disclosed  therein:
                  (i) there has not been any material adverse change in the financial condition or in the earnings, capital, properties or business affairs of any of the Primary Parties or of the Primary Parties considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any material change in total assets of the Bank, any material increase in the aggregate amount of loans past due ninety (90) days or more, or any real estate acquired by foreclosure or loans characterized as "in substance foreclosure;" nor has the Bank or the Company issued any securities or incurred any liability or obligation for borrowings other than in the ordinary course of business; and
                  (iii) there have not been any material transactions entered into by any of the Primary Parties, other than those in the ordinary course of business. The capitalization, liabilities, assets, properties and business of the Primary Parties conform in all material respects to the descriptions thereof contained in the Prospectus and none of the Primary Parties has any material liabilities of any kind, contingent or otherwise, except as disclosed in Registration Statement or the Prospectus.

        (o) The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and is not required to be qualified to transact business or to be in good standing in any other jurisdiction unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the financial condition, results of operations, capital, properties, business affairs or prospects of the Primary Parties taken as a whole (a "Material Adverse Effect"). As of the Closing Date, the Company will have obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except those that individually or in the aggregate would not have a Material Adverse Effect; and all such licenses, permits and governmental authorizations are in full force and effect, and the Company will be in compliance therewith in all material respects.

        (p) The Bank is a duly organized and validly existing Massachusetts-chartered savings bank in mutual form, and, upon completion of the Reorganization, will become a duly organized and validly existing Massachusetts-chartered savings bank in stock form, in both instances duly authorized to conduct its business as described in the Prospectus; the activities of the Bank are permitted by the rules, regulations and practices of the Division and the FDIC; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition of the Primary Parties taken as a whole; all such licenses, permits and other governmental authorizations are in full force and effect and the Bank is and, as of the Closing Date will be, in good standing under the laws of the Commonwealth of Massachusetts; all of the issued and outstanding capital stock of the Bank will be duly and validly issued and fully paid and nonassessable; and as of the Closing Date, the Company will directly own all of such capital stock free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction. The Bank does not own equity securities or any equity interest in any other business enterprise except as otherwise described in the Prospectus.

        (q) The Bank is a member of the Federal Home Loan Bank of Boston ("FHLB of Boston"), and the deposit accounts of the Bank are insured by the FDIC up to applicable limits. Upon consummation of the Conversion and Reorganization, the Bank will establish a liquidation account for the benefit of the Bank's depositors, in accordance with the Plan and the requirements of applicable Conversion Regulations.

        (r) Prior to the completion of the Reorganization, the Bank is not authorized to issue any shares of Common Stock.

        (s) No approvals are required to establish the Charitable Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those imposed by the Division, the FDIC or the FRB. The issuance of the Charitable Shares to the Charitable Foundation pursuant to the Plan has been registered pursuant to the Registration Statement.

        (t) Upon consummation of the Reorganization, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the Prospectus under the caption "Capitalization;" no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date; and the shares of Common Stock to be subscribed for in the Offering and the Charitable Shares issued to the Charitable Foundation have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration (or contributed to the Charitable Foundation as it relates to the Charitable Shares) calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and nonassessable; the issuance of the Shares and the Charitable Shares are not subject to preemptive rights, except for the Subscription Rights granted to the Shares pursuant to the Plan; and the terms and provisions of the shares of Common Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon issuance of the Shares and the Charitable Shares, good title to the Shares and the Charitable Shares will be transferred from the Company to the purchasers of Shares against payment therefor (or contributed to the Charitable Foundation as it relates to the Charitable Shares) in the Offering as set forth in the Plan and the Prospectus.

        (u) The Bank is not and, as of the Closing Date, the Company will not be in violation of their respective charter or their respective bylaws, or in material default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which they are a party or by which they, or any of their respective property, may be bound which would result in a Material Adverse Effect. The consummation of the transactions herein contemplated will not
                  (i) conflict with or constitute a breach of, or default under, the charter or bylaws of the Bank and, as of the Closing Date, the Company, or materially conflict with or constitute a material breach of, or default under, any material contract, lease or other instrument to which any of the Primary Parties has a beneficial interest, or any applicable law, rule, regulation or order that is material to the financial condition of the Bank; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Primary Parties except for such violations which would not have a Material Adverse Effect; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the Primary Parties.

        (v) No material default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a material default on the part of any of the Primary Parties, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other material instrument or agreement to which any of the Primary Parties is a party or by which any of them or any of their property is bound or affected in any respect which, in any such case, is material to the Primary Parties individually or considered as one enterprise, and such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the knowledge of the Primary Parties, threatened any action or proceeding wherein any of the Primary Parties is alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to any of the Primary Parties, would have a Material Adverse Effect.

        (w) The Primary Parties have good and marketable title to all assets which are material to the financial condition, earnings, capital, properties and assets of the Primary Parties and to those assets described in the Prospectus as owned by them, free and clear of all material liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus or which do not have a Material Adverse Effect; and all of the leases and subleases which are material to the businesses of the Primary Parties, as described in the Registration Statement or Prospectus, are in full force and effect.

        (x) The Primary Parties are not in material violation of any directive from the Division, the FDIC, the FRB, the Commission, or any other agency to make any material change in the method of conducting their respective businesses; the Primary Parties have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Division, the FDIC, the FRB, and the Commission, except where the failure to so comply would not reasonably be expected to result in any Material Adverse Effect on the Primary Parties considered as one enterprise and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of any of the Primary Parties, threatened, which would reasonably be expected to materially and adversely affect the Reorganization and the Offering, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan as described in the Registration Statement, or which would reasonably be expected to result in any Material Adverse Effect.

        (y) The Primary Parties have received an opinion of their special counsel, Muldoon Murphy & Aguggia LLP, with respect to the federal income tax consequences and an opinion of Wolf & Company, P.C., with respect to the Commonwealth of Massachusetts income tax consequences of the Reorganization, as described in the Registration Statement and the Prospectus; and the facts and representations upon which such opinions are based are truthful, accurate and complete, and none of the Primary Parties will take any action inconsistent therewith.

        (z) The Bank has timely filed or extended all required federal and state tax returns, has paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, has made adequate reserves for similar future tax liabilities, and no deficiency has been asserted with respect thereto by any taxing authority.

        (aa) No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by the Primary Parties of this Agreement, or the issuance of the Shares or the Charitable Shares, except for the approval of the Division, the FDIC, the FRB, and the Commission (which will have been received as of the Closing Date) and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered.

        (bb) None of the Primary Parties has: (i) issued any securities within the last 18 months (except for (a) notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the Prospectus, and (b) shares of Common Stock issued in connection with the Company's initial capitalization); (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement in connection with the Offering except for the Letter Agreement and as contemplated hereunder; or (iv) engaged any intermediary between the Agent and the Primary Parties in connection with the Offering, and no person is being compensated in any manner for such services.

        (cc) Neither the Primary Parties nor, to the knowledge of the Primary Parties, any employee of the Primary Parties, has made any payment of funds of the Primary Parties as a loan to any person for the purchase of Conversion Shares, except for the Company's loan to the employee stock ownership plan, the proceeds of which will be used to purchase Conversion Shares, or has made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

        (dd) The Bank complies in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

        (ee) The Primary Parties have not relied upon Agent or its counsel for any legal, tax or accounting advice in connection with the Reorganization, except for information regarding Agent described in Section 6(g) and information provided by Agent's counsel described in Section 9(b)(4).

        (ff) The records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

        (gg) The Primary Parties comply in all material respects with all laws, rules and regulations relating to environmental protection, and none of the Primary Parties has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other federal, state or local environmental laws and regulations; no action, suit, regulatory investigation or other proceeding is pending, or to the knowledge of the Primary Parties, threatened against the Primary Parties relating to environmental protection, nor do the Primary Parties have any reason to believe any such proceedings may be brought against any of them; and to the knowledge of the Primary Parties, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by any of the Primary Parties or, to the knowledge of the Primary Parties, in which the Bank has a security interest.

        (hh) All of the loans represented as assets in the most recent financial statements and notes thereto of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of 12 C.F.R. Part 226 (Regulation Z)), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect.

        (ii) None of the Primary Parties are required to be registered as an investment company under the Investment Company Act of 1940.

        (jj) As of the date hereof, the articles of organization of the Company has been filed with the Secretary of the Commonwealth of Massachusetts, and is effective and in force.

         Any certificates signed by an officer of any of the Primary Parties and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Primary Parties to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

         SECTION 6B. REPRESENTATIONS AND WARRANTIES OF THE AGENT. Agent
                     -------------------------------------------
represents and warrants to the Primary Parties that:

         (a) Agent is a corporation and is validly existing in good standing under the laws of the State of New Jersey with full power and authority to provide the services to be furnished to the Primary Parties hereunder.

         (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Agent, and this Agreement and the Letter Agreement is the legal, valid and binding agreement of Agent, enforceable in accordance with its terms except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors' rights generally; (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law; and (iii) the extent, if any, that the provisions of Sections 10 or 11 hereof may be unenforceable as against public policy.

         (c) Each of Agent and its employees, agents and representatives who shall perform any of the services hereunder shall have, and until the Reorganization is completed or terminated shall maintain all licenses, approvals and permits necessary to perform such services.

         (d) No action, suit, charge or proceeding before the Commission, the NASD, any state securities commission or any court is pending, or to the knowledge of Agent threatened, against Agent which, if determined adversely to Agent, would have a material adverse effect upon the ability of Agent to perform its obligations under this Agreement.

         (e) Agent is registered as a broker/dealer pursuant to Section 15(b) of the 1934 Act and is a member of the National Association of Securities Dealers, Inc.

         (f) Any funds received in the Offering by the Agent will be handled by the Agent in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "1934 Act") to the extent applicable.

         7. COVENANTS OF THE PRIMARY PARTIES. The Primary Parties hereby jointly
            --------------------------------
and severally covenant with the Agent as follows:

        (a) The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object. The Company will furnish promptly to the Agent and its counsel copies of all correspondence from the Commission with respect to the Registration Statement and the Company's responses thereto.

        (b) The Company represents and agrees that, unless it obtains the prior consent of the Agent and the Agent represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the offered Shares that would constitute an "issuer free writing prospectus," as defined in Rule 433, or that would constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to Clause
                  (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173.

        (c) The Primary Parties will not, at any time after the date the Applications are approved, file any amendment or supplement to such Applications without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object. The Primary Parties will furnish promptly to the Agent and its counsel copies of all correspondence from the Division, the FDIC or the FRB with respect to the Applications and the Primary Parties' responses thereto.

        (d) The Primary Parties will use their best efforts to cause the FRB to approve the Company's acquisition of the Bank and will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Applications to be approved by the Division, the FDIC or the FRB, as applicable, and will immediately upon receipt of any information concerning the events listed below notify the Agent (i) when the Registration Statement, as amended, has become effective; (ii) when each of the Applications, as amended, have been approved by the Division, the FDIC or the FRB, as applicable; (iii) of the receipt of any comments from the Commission or any other governmental entity with respect to the Reorganization or the transactions contemplated by this Agreement; (iv) of any request by the Commission, the Division, the FDIC, the FRB, or any other governmental entity for any amendment or supplement to the Registration Statement or the Applications or for additional information; (v) of the issuance by the Commission, the Division, the FDIC, the FRB, or any other governmental agency of any order or other action suspending the Conversion, the Reorganization or the Offering or the use of the Registration Statement or the Prospectus or any other filing of the Primary Parties under the Conversion Regulations or the Conversion Regulations or other applicable law, or the threat of any such action; or (vi) of the issuance by the Commission, the Division, the FDIC, the FRB, or any Bank authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose. The Primary Parties will make every reasonable effort to prevent the issuance by the Commission, the Division, the FDIC, the FRB, or any other state or federal authority of any order referred to in (v) and (vi) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

        (e) The Primary Parties will deliver to the Agent and to its counsel conformed copies of each of the following documents, with all exhibits: the Conversion Application and the BHC Application, each as originally filed and each amendment or supplement thereto; and the Registration Statement, as originally filed and each amendment thereto. Further, the Primary Parties will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD filings. In addition, the Primary Parties will also deliver to the Agent such number of copies of the Prospectus, as amended or supplemented, as the Agent may reasonably request.

        (f) The Primary Parties will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Reorganization and the transactions contemplated thereby imposed by the Commission, by applicable state law and regulations, and by the 1933 Act, the 1934 Act, and the rules and regulations of the Commission promulgated under such statutes, to be complied with prior to or subsequent to the Closing Date; and when the Prospectus is required to be delivered, the Primary Parties will comply in all material respects, at their own expense, with all material requirements imposed upon them by the Division, the FDIC, the FRB, the Conversion Regulations (except as modified or waived in writing by the Division, the FDIC or the FRB, as applicable), the Commission, by applicable state law and regulations and by the 1933 Act, the 1934 Act and the rules and regulations of the Commission promulgated under such statutes, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

        (g) The Primary Parties will also comply with any conditions imposed by the Division, the FDIC, or the FRB in connection with the establishment and operation of the Charitable Foundation and use their best efforts to ensure that the Charitable Foundation submits within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code; the Primary Parties will take no action which will result in the possible loss of the Charitable Foundation's tax exempt status.

        (h) Each of the Primary Parties will inform the Agent of any event or circumstances of which it is or becomes aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary, in the reasonable opinion of counsel for the Primary Parties, to amend or supplement the Registration Statement or the Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the Primary Parties will, at their expense, prepare, file with the Commission, the Division, the FDIC or the FRB, as necessary under applicable federal and state rules and regulations, and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (in form and substance reasonably satisfactory to counsel for the Agent after a reasonable time for review) which will amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, each of the Primary Parties will furnish such information with respect to itself as the Agent may from time to time reasonably request.

        (i) Pursuant to the terms of the Plan, the Company will endeavor in good faith, in cooperation with the Agent, to register or to qualify the Shares for offer and sale or to exempt such Shares from registration and to exempt the Company and its officers, directors and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Offering will be conducted; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdictions.

        (j) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the date hereof, without the Agent's prior written consent, which consent shall not be unreasonably withheld, any shares of Common Stock other than in connection with any plan or arrangement described in the Prospectus.

        (k) For the period of three years from the date of this Agreement, the Company will furnish to the Agent upon request (i) a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted, (ii) a copy of each report of the Company mailed to holders of Common Stock or non-confidential report filed with the Commission, the Division, the FDIC, the FRB or any other supervisory or regulatory authority or any national securities exchange or system on which any class of the securities of the Company is listed or quoted, (iii) each press release and material news item and article released by the Company and/or Bank, and (iv) from time-to-time, such other publicly available information concerning the Primary Parties as the Agent may reasonably request.

        (l) The Primary Parties will use the net proceeds from the sale of the Common Stock in the manner set forth in the Prospectus under the caption "Use of Proceeds."

        (m) The Company will distribute the Prospectus or other offering materials in connection with the offering and sale of the Common Stock only in accordance with the Conversion Regulations, the 1933 Act and the 1934 Act and the rules and regulations promulgated under such statutes, and the laws of any state in which the shares are qualified for sale.

        (n) Prior to the Closing Date, the Company shall register its Common Stock under Section 12(g) of the 1934 Act, as amended, and will request that such registration statement be effective upon completion of the Reorganization. The Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as permitted by the Division, the FDIC and the FRB.

        (o) For so long as the Common Stock is registered under the 1934 Act, the Company will furnish to its stockholders after the end of each fiscal year, in the time periods prescribed by applicable law and regulations, such reports and other information as are required to be furnished to its stockholders under the 1934 Act (including consolidated financial statements of the Company and its subsidiaries, certified by independent public accountants).

        (p) The Company will report the use of proceeds of the Offering in accordance with Rule 463 under the 1933 Act.

        (q) The Primary Parties will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Conversion Shares on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Company's obligation to refund payments received from persons subscribing for or ordering Conversion Shares in the Conversion Offerings, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Primary Parties will maintain, together with the Agent, such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Primary Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

        (r) The Primary Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with Rule 2790 of the National Association of Securities Dealers, Inc. ("NASD").

        (s) The Primary Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the Commission, the Division, the FDIC, and the FRB.

        (t) The Company and the Bank shall comply with any and all terms, conditions, requirements and provisions with respect to the Reorganization and the establishment and operation of the Charitable Foundation and the transactions contemplated thereby imposed by the Division, the FDIC, the FRB, the BHC Act, the Commission, the 1933 Act, the Conversion Regulations, the Exchange Act and the regulations promulgated by the Commission pursuant to the Exchange Act to be complied with subsequent to the Closing Date. The Company will comply with all provisions of all undertakings contained in the Registration Statement.

        (u) The Primary Parties will not amend the Plan without notifying the Agent prior thereto.

        (v) The Company shall provide the Agent with any information necessary to assist with the allocation of the Conversion Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

        (w) The Company will not deliver the Shares until the Primary Parties have satisfied or caused to be satisfied each condition set forth in Section 9 hereof, unless such condition is waived in writing by the Agent.

        (x) Immediately upon completion of the sale by the Company of the Shares contemplated by the Plan and the Prospectus, (i) all of the issued and outstanding shares of capital stock of the Bank shall be owned by the Company, (ii) the Company shall have no direct subsidiaries other than the Bank, and (iii) the Reorganization shall have been effected in accordance with all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Reorganization (except those that are conditions subsequent) imposed by the Commission, the Division, the FDIC, the FRB, or any other governmental agency, if any, shall have been complied with by the Primary Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

        (y) As of the Closing Date, the Primary Parties shall have completed all conditions precedent to the Reorganization (including the Conversion) in accordance with the Plan and shall have complied, in all material respects with the Conversion Regulations and with any other applicable laws, regulations (except as modified or waived in writing by the Division, the FDIC, or the FRB), decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon any of the Primary Parties by the Division, the FDIC, the FRB or any other regulatory authority as set forth in correspondence received from the Division, the FDIC, the FRB or any other regulatory authority.

        (z) On or before the Closing Date, the Primary Parties will have completed all conditions precedent to the Offering specified in the Plan and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations (except as modified or waived in writing by the Division or the FDIC) and with all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon any of the Primary Parties by the Division, the FDIC, the FRB, the Commission or any other regulatory authority and in the manner described in the Prospectus.

         8. PAYMENT OF EXPENSES. Whether or not the Reorganization is completed
            -------------------
or is consummated, the Primary Parties will pay for all expenses incident to the performance of this Agreement, including without limitation: (a) the preparation and filing of the Applications; (b) the preparation, printing, filing, delivery and shipment of the Registration Statement, including the Prospectus, and all amendments and supplements thereto; (c) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Company under the securities or "blue sky" laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees of the NASD; (e) fees and expenses related to the preparation of the independent appraisal; and (f) the accountable out-of-pocket expenses of the Agent. Notwithstanding the foregoing, the Primary Parties shall not be required to reimburse Agent for more than $75,000 in legal fees (other than legal out-of-pocket expenses), except with the prior approval of the Primary Parties. The Agent will not incur accountable out of pocket expenses in excess of $20,000 without the consent of the Primary Parties. In the event that the Agent incurs any expenses on behalf of the Primary Parties, the Primary Parties will pay or reimburse the Agent for such accountable expenses regardless of whether the Conversion is successfully completed, and such reimbursements will not be included in the expense limitations set forth above. The Agent will not incur any single expense of more than $1,000 pursuant to this paragraph without the prior approval of the Company or the Bank. The Primary Parties acknowledge, however, that expense caps may be increased by the mutual consent of the Primary Parties and the Agent in the event of delay in the Offering requiring the Agent to utilize a Syndicated Community Offering, a delay as a result of circumstances requiring material additional work by the Agent or its counsel or an update of the financial information contained in the Registration Statement, as amended or supplemented, to reflect a period later than that set forth in the financial statements included in the original Registration Statement. Not later than two days prior to the Closing Date, the Agent will provide the Bank with a detailed accounting of all reimbursable expenses to be paid at the Closing.

         9. CONDITIONS TO THE AGENT'S OBLIGATIONS. The obligations of the Agent
            -------------------------------------
hereunder and the occurrence of the Closing and the Reorganization are subject to the condition that all representations and warranties and other statements of the Primary Parties herein contained are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct, the condition that the Primary Parties shall have performed all of their obligations hereunder to be performed on or before such dates and to the following further conditions:

        (a) The Conversion shall have been approved by the Division and the FDIC. The Registration Statement shall have been declared effective by the Commission, the BHC Application shall have been approved by the FRB, and no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or, to any of the Primary Parties' knowledge, threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Reorganization shall have been issued or proceedings therefore initiated or, to any of the Primary Parties' knowledge, threatened by the Division, the FDIC, the FRB, the Commission, or any other governmental body.

        (b)       At the Closing Date, the Agent shall have received:

                  (1) The favorable opinion, dated as of the Closing Date, of Muldoon Murphy & Aguggia LLP, and/or local counsel acceptable to the Agent in form and substance satisfactory to counsel for the Agent as set forth in Exhibit C hereto. The opinion may be limited to matters governed by the laws of the United States and the Commonwealth of Massachusetts. In rendering such opinion regarding Massachusetts law, such counsel may rely on local counsel reasonably acceptable to the Agent and its counsel. In addition, in rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing, as long as such other opinion indicates that the Agent may rely on the opinion, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Primary Parties and public officials, provided copies of any such opinion(s) or certificates of public officials are delivered to Agent together with the opinion to be rendered hereunder by special counsel to the Primary Parties. The opinion of such counsel for the Primary Parties shall state that it has no reason to believe that the Agent is not justified in relying thereon.

                  (2) The letter of Muldoon Murphy & Aguggia LLP in form and substance to the effect that during the preparation of the Registration Statement and the Prospectus, Muldoon Murphy & Aguggia LLP participated in conferences with certain officers of and other representatives of the Primary Parties, counsel to the Agent, representatives of the independent public accounting firm for the Primary Parties and representatives of the Agent at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 9(b)(1)) Muldoon Murphy & Aguggia LLP has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Muldoon Murphy & Aguggia LLP that caused Muldoon Murphy & Aguggia LLP to believe that the Registration Statement and the Prospectus at the time it was declared effective by the Commission and as of the date of such letter or that the General Disclosure Package as of the Applicable Time, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that counsel need express no comment or opinion with respect to the financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement, Prospectus or General Disclosure Package).

                  (3) The favorable opinion, dated as of the Closing Date, of Thacher Proffitt & Wood LLP, counsel for the Agent, with respect to such matters as the Agent may reasonably require; such opinion may rely, as to matters of fact, upon certificates of officers and directors of the Primary Parties delivered pursuant hereto or as such counsel may reasonably request and upon the opinion of Thacher Proffitt & Wood LLP.

                  (4) A Blue Sky Memorandum from Thacher Proffitt & Wood LLP relating to the offering relating to the offering, including the Agent's participation therein, and should be furnished to the Agent with a copy thereof addressed to the Agent or upon which Thacher Proffitt & Wood LLP shall state the Agent may rely. The Blue Sky Memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Common Stock under applicable state securities law.

        (c) Concurrently with the execution of this Agreement, the Agent shall receive a letter from (i) Berry Dunn McNeil & Parker, dated the date hereof and addressed to the Agent, such letter confirming that Berry Dunn McNeil & Parker is a firm of independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, the 1933 Act and the regulations promulgated thereunder, and no information concerning its relationship with or interests in the Primary Parties is required by the Applications or Item 13 of the Registration Statement, and stating in effect that in Berry Dunn McNeil & Parker's opinion the financial statements of the Bank included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the related published rules and regulations of the Commission thereunder and the Conversion Regulations and generally accepted accounting principles consistently applied; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the minutes of the meetings of the Board of Trustees or the Board of Directors, as applicable, of the Primary Parties, the Audit Committee of the Bank, a review of the unaudited interim financial information as of and for the interim period ending March 31, 2006, and consultations with officers of the Company responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements and financial information included in the section titled "Recent Developments" are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or
                  (B) during the period from the date of the Recent Developments information included in the Prospectus to a date not more than three business days prior to the date of the Prospectus there was any increase in non-performing loans or borrowings (defined as advances from the FHLB of Boston, securities sold under agreements to repurchase and any other form of debt other than deposits) of the Bank or decrease in consolidated total assets, allowance for loan losses, total deposits, or surplus of the Bank or there was any decrease in consolidated interest income, net interest income, net interest income after the provision for loan losses, income before income taxes, or net income of the Bank for the number of full months commencing immediately after the Recent Developments period and ended on the last month-end prior to the date of the Prospectus as compared to the corresponding period in the preceding year, which was material to the financial position or results of operations of the Primary Parties; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (c), they have compared with the general accounting records of the Bank, which are subject to the internal controls of the accounting system of the Bank and other data prepared by the Primary Parties directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

        (d) At the Closing Date, the Agent shall receive a letter from Berry Dunn McNeil & Parker dated the Closing Date, addressed to the Agent, confirming the statements made by its letter delivered by it pursuant to subsection (c) of this Section 9 and confirming that the review of the unaudited interim financial information as of and for the interim period ending March 31, 2006 is in accordance with Statement on Auditing Standards No. 100, the "specified date" referred to in clause
                  (ii)(B) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

        (e) At the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as counsel for the Agent may require for the purpose of enabling them to advise the Agent with respect to the issuance and sale of the Common Stock as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

        (f) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Primary Parties, dated the Closing Date, without personal liability to the effect that: (i) they have examined the Prospectus and at the time the Prospectus became authorized for final use, the

                  Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) there has not been, since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect; (iii) the representations and warranties contained in Section 6 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) each of the Primary Parties has complied in all material respects with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this
                  Section 9; (v) no stop order has been issued or, to the their knowledge, is threatened, by the Commission or any other governmental body; (vi) no order suspending the Reorganization, including the Conversion and the Offering, the acquisition of all of the shares of the Bank by the Company or the effectiveness of the Registration Statement has been issued and to their knowledge, no proceedings for any such purpose have been initiated or threatened by the Division, the FDIC, the FRB, the Commission, or any other federal or state authority; (vii) to their knowledge, no person has sought to obtain regulatory or judicial review of the action of the Division in approving the Plan or to enjoin the Reorganization.

        (g) At the Closing Date, the Agent shall receive a letter from RP Financial, LC., dated as of the Closing Date, (i) confirming that said firm is independent of the Primary Parties and is experienced and expert in the area of corporate appraisals within the meaning of the Conversion Regulations, (ii) stating in effect that the Appraisal complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Primary Parties, as converted, expressed in the Appraisal as most recently updated, remains in effect.

        (h) Prior to and at the Closing Date, none of the Primary Parties shall have sustained, since the date of the latest audited financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, or any development involving a prospective material change in, or affecting the general affairs of, management, financial position, retained earnings, long-term debt, stockholders' equity or results of operations of any of the Primary Parties, considered as one enterprise, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described above, is in the Agent's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

        (i) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent there shall have been no Material Adverse Effect, from and as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Primary Parties from the latest date as of which the financial condition of the Primary Parties is set forth in the Prospectus, other than transactions referred to or contemplated therein; (iii) none of the Primary Parties shall have received from the Division, the FRB, or the FDIC any direction (oral or written, other than directions applicable to all state-chartered savings banks) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been disclosed to the Agent) and which would reasonably be expected to have a Material Adverse Effect; (iv) none of the Primary Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Primary Parties, threatened against any of the Primary Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect; and (vi) the Shares shall have been qualified or registered for offering and sale under the securities or "blue sky" laws of the jurisdictions requested by the Agent.

        (j) At or prior to the Closing Date, the Agent shall receive (i) a copy of the letter from the Division approving the Conversion Application, (ii) a copy of the letter of non-objection from the FDIC with respect to the Conversion,
                  (iii) a copy of the letter from the FRB authorizing the BHC Application, (iv) a copy of the order from the Commission declaring the Registration Statement effective, if available,
                  (v) copies of certificates of existence for each of the Primary Parties, or other writing from the Secretary of the Commonwealth of the Commonwealth of Massachusetts or the Division in form and substance reasonably satisfactory to the Agent evidencing the valid existence of the Company and the Bank as of the Closing Date, (vi) a certificate from the FDIC evidencing the Bank's insurance of accounts, (vii) a certificate of the FHLB of Boston evidencing the Bank's membership therein, and (viii) any other documents that Agent shall reasonably request.

        (k) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority other than temporary trading halts (A) imposed as a result of intraday changes in the Dow Jones Industrial Average, (B) lasting no longer than until the regularly scheduled commencement of trading on the next succeeding business-day, and (C) which, when combined with all other such halts occurring during the previous five business days, total less than three; (ii) a general moratorium on the operations of savings banks or other state- or federally-insured financial institutions or general moratorium on the withdrawal of deposits from savings banks or other state- or federally-insured financial institutions declared by either federal or state authorities; (iii) any material adverse change in the financial markets in the United States; or (iv) any outbreak of hostilities or escalation thereof or other calamity or crisis, including, without limitation, terrorist activities after the date hereof, the effect of any of (i) through (iv) herein, in the judgment of the Agent, is so material and adverse as to make it impracticable market the Shares or to enforce contracts, including subscriptions or purchase orders, for the sale of the Shares.

         All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent and of counsel for the Agent. Any certificate signed by an officer of the Company or the Bank and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Company or the Bank, as the case may be, to the Agent as to the statements made therein. If any condition to the Agent's obligations hereunder to be fulfilled prior to or at the Closing Date is not fulfilled, the Agent may terminate this Agreement (provided that if this Agreement is so terminated but the sale of Shares is nevertheless consummated, the Agent shall be entitled to the compensation provided for in Section 4 hereof) or, if the Agent so elects, may waive any such conditions which have not been fulfilled or may extend the time of their fulfillment.

        10.       INDEMNIFICATION.
                  ---------------

        (a) The Primary Parties jointly and severally agree to indemnify and hold harmless the Agent, its officers, directors, agents, attorneys, servants and employees and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of paragraph (c) below), joint or several, that the Agent or any of such officers, directors, agents, attorneys, servants, employees and controlling Persons (collectively, the "Related Persons") may suffer or to which the Agent or the Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Agent and any Related Persons upon written demand for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by the Agent or any Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions
                  (i) arise out of the allocation of the Shares in accordance with the Plan generally; (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, or any blue sky application or other instrument or document of the Primary Parties or based upon written information supplied by any of the Primary Parties filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the "Blue Sky Applications"), or any application or other document, advertisement, or communication ("Sales Information") prepared, made or executed by or on behalf of any of the Primary Parties with its consent or based upon written information furnished by or on behalf of any of the Primary Parties, whether or not filed in any jurisdiction in order to qualify or register the Shares under the securities laws thereof; (iii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iv) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, any Blue Sky Applications or Sales Information or other documentation distributed in connection with the Offering; or (v) result from any claims made with respect to the accuracy, reliability and completeness of the records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, the Blue Sky Applications or Sales Information or other documentation distributed in connection with the Reorganization made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent or its representatives (including counsel) with respect to the Agent expressly for use in the Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto) under the captions "Market for the Common Stock" and "The Conversion - Plan of Distribution and Marketing Arrangements;" provided, further, that the Primary Parties will not be responsible for any loss, liability, claim, damage or expense to the extent that a court of competent jurisdiction finds that they result primarily from material oral misstatements by the Agent to a purchaser of Shares which are not based upon information in the Registration Statement or Prospectus or from actions taken or omitted to be taken by the Agent in bad faith or from the Agent's gross negligence or willful misconduct, and the Agent agrees to repay to the Primary Parties any amounts advanced to it by the Primary Parties in connection with matters as to which it is found by a court of competent jurisdiction not to be entitled to indemnification hereunder.

        (b) The Agent agrees to indemnify and hold harmless the Primary Parties, their directors and officers, agents, servants and employees and each person, if any, who controls any of the Primary Parties within the meaning of
                  Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of paragraph (c) below), joint or several which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Primary Parties and any such persons upon written demand for any reasonable expenses (including fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment of supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications or any Blue Sky Applications or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Agent's obligations under this Section 10(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any blue skies applications or sales information in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent or its representatives (including counsel) expressly for use under the captions "Market for the Common Stock" and "The Conversion - Plan of Distribution and Marketing Arrangements."

        (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this
                  Section 10, Section 11 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys

                  (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. The Company shall be liable for any settlement of any claim against the Agent (or its directors, officers, employees, affiliates or controlling persons), made with the Company's consent, which consent shall not be unreasonably withheld. The Company shall not, without the written consent of the Agent, settle or compromise any claim against it based upon circumstances giving rise to an indemnification claim against the Company hereunder unless such settlement or compromise provides that the Agent and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such claim.

        (d) The agreements contained in this Section 10 and in Section 11 hereof and the representations and warranties of the Primary Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its officers, directors, controlling persons, agents or employees or by or on behalf of any of the Primary Parties or any officers, directors, controlling persons, agents or employees of any of the Primary Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

        11.       CONTRIBUTION.
                  ------------

        (a) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
                  Section 10 is due in accordance with its terms but is found in a final judgment by a court to be unavailable from the Primary Parties or the Agent, the Primary Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification in such proportion so that (i) the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 4 of this Agreement (not including expenses) ("Agent's Fees"), less any portion of Agent's Fees paid by Agent to Assisting Brokers, bear to the total proceeds received by the Primary Parties from the sale of the Conversion Shares in the Conversion Offerings, net of all expenses of the Offerings except Agent's Fees, and (ii) the Primary Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 10 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Primary Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Primary Parties on the one hand and the Agent on the other from the Offering, as well as any other relevant equitable considerations. The relative benefits received by the Primary Parties on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total proceeds from the Conversion Offerings, net of all expenses of the Conversion Offerings except Agent's Fees, received by the Primary Parties bear, with respect to the Agent, to the total fees (not including expenses) received by the Agent less the portion of such fees paid by the Agent to Assisting Brokers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Primary Parties on the one hand or the Agent on the other and the parties relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Primary Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement less the portion of such fees paid by the Agent to Assisting Brokers. It is understood and agreed that the above-stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. For purposes of this Section 11, each of the Agent's and the Primary Parties' officers and directors and each person, if any, who controls the Agent or any of the Primary Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Primary Parties and the Agent. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 11, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 11.

         12. SURVIVAL. All representations, warranties and indemnities and other
             --------
statements contained in this Agreement, and Section 11 of the Letter Agreement, or contained in certificates of officers of the Primary Parties or the Agent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent or its controlling persons, or by or on behalf of the Primary Parties and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agent, any of the Primary Parties, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         13. TERMINATION. Agent may terminate this Agreement by giving the
             -----------
notice indicated below in this Section at any time after this Agreement becomes effective as follows:

        (a) In the event (i) the Plan is abandoned or terminated by the Company; (ii) the Company fails to consummate the sale of the minimum number of the Conversion Shares by December 31, 2006 in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law; (iii) the Agent terminates this relationship because there has been a material adverse change in the financial condition or operations of the Primary Parties, considered as one enterprise, since the date of the latest financial statements included in the Prospectus; or (iv) immediately prior to commencement of the Offering, the Agent terminates this relationship because in its opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors, there has been a failure to satisfactorily disclose all relevant information in the Prospectus or the existence of market conditions specified in Section 9(k) which might render the sale of the Shares inadvisable, this Agreement shall terminate and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 3, 4, 8, 10 and 11 hereof.

        (b) If any of the conditions specified in Section 9 shall not have been fulfilled when and as required by this Agreement, or by the Closing Date, or waived in writing by the Agent, this Agreement and all of the Agent's obligations hereunder may be canceled by the Agent by notifying the Bank of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 3, 4, 8, 10 and 11 hereof.

        (c) If Agent elects to terminate this Agreement as provided in this Section, the Bank shall be notified by the Agent as provided in Section 14 hereof.

        (d) If this Agreement is terminated in accordance with the provisions of this Agreement, the Primary Parties shall pay the Agent the fees earned pursuant to Section 4 and will reimburse the Agent for its accountable expenses pursuant to
                  Section 8.

         14. NOTICES. All notices and other communications hereunder shall be in
             -------
writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Agent shall be directed to Ryan Beck & Co. Inc., 18 Columbia Turnpike, Florham Park, New Jersey 07932,
Attention: Robin Suskind (with a copy to V. Gerard Comizio, Esq., Thacher Proffitt & Wood LLP, 1700 Pennsylvania Avenue, NW, Suite 800, Washington, D.C. 20006); notices to the Primary Parties shall be directed to Chicopee Savings Bank, 70 Center Street, Chicopee, Massachusetts 01013, Attention: William J. Wagner,

President and Chief Executive Officer (with copies to Lawrence M.F. Spaccasi, Esq. and Sean P. Kehoe, Esq., Muldoon Murphy & Aguggia LLP, 5101 Wisconsin Avenue, NW, Washington, DC 20016.

         15. PARTIES. This Agreement shall inure to the benefit of and be
             -------
binding upon the Agent and the Primary Parties, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties, supersedes any prior Agreement among the parties and may not be varied except by a writing signed by all parties.

         16. PARTIAL INVALIDITY. In the event that any term, provision or
             ------------------
covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

         17. CONSTRUCTION. This Agreement shall be construed in accordance with
             ------------
the laws of the State of New Jersey.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

                                   Very truly yours,

                                   CHICOPEE SAVINGS BANK

                                   By: /s/ William J. Wagner
                                       -----------------------------------------
                                       William J. Wagner
                                       President and Chief Executive Officer

                                   CHICOPEE BANCORP, INC.

                                   By: /s/ William J. Wagner
                                       -----------------------------------------
                                       William J. Wagner
                                       President and Chief Executive Officer

         The foregoing Agency Agreement is hereby confirmed and accepted as of the date first set and above written.

                                   RYAN BECK & CO., INC.

                                   By: /s/ Robin P. Suskind
                                       -----------------------------------------
                                       Managing Director